                                                                     Exhibit 5.1
                       CADWALADER, WICKERSHAM & TAFT
                              100 Maiden Lane
                             New York, NY 10038
                          Telephone: (212) 504-6000
                          Facsimile: (212) 504-6666

                                    March 20, 1998




Structured Asset Securities Corporation
200 Vesey Street
New York, New York 10285

          Re:  Mortgage Backed Certificates and Collateralized Mortgage
               Obligations
               --------------------------------------------------------

Gentlemen:

          We have acted as your counsel in connection with the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT"), which Registration Statement is being filed with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Act of 1933, as amended (the "ACT"). The Prospectus describes Mortgage Backed Certificates ("CERTIFICATES") and Collateralized Mortgage Obligations ("Bonds") to be sold by Structured Asset Securities Corporation (the "DEPOSITOR") in one of more series (each, a "SERIES") of Certificates or Bonds, as applicable. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each a "POOLING AND SERVICING AGREEMENT") among the Depositor, a master servicer (a "SERVICER"), a trustee (a "TRUSTEE") and, if applicable, such other parties to be identified in the related Prospectus Supplement for such Series. Each Series of Bonds will be issued under a separate indenture (each, an "INDENTURE") between the Depositor or a trust formed by the Depositor (in either case, the "ISSUER"), an indenture trustee (an "INDENTURE TRUSTEE") and, if applicable, such other parties to be identified in the related Prospectus Supplement for such Series. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

          In rendering the opinions set forth below, we have examined and relied upon the following: (1) the Registration Statement, the Prospectus and each form of Prospectus Supplement constituting a part thereof, each substantially in the form filed with the Commission; and (2) such other documents, materials and authorities as we have deemed
necessary in order to enable us to render our opinion set forth below.   We
express no opinion with respect to any Series of Certificates for which we do not act as counsel to the Depositor.

          Based on the foregoing, we are of the opinion that:

               1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Depositor, a Servicer, a Trustee and any other party thereto, such Pooling and Servicing Agreement will constitute a valid and legally binding agreement of Depositor, enforceable against the Depositor in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforceability is considered in a proceeding in equity or at law).

               2. When an Indenture for a Series of Bonds has been duly and validly authorized, executed and delivered by the Depositor, an Indenture Trustee and any other party thereto, such Indenture will constitute a valid and legally binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforceability is considered in a proceeding in equity or at law).

               3. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Depositor, a Servicer, a Trustee and any other party thereto, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

               4. When an Indenture for a Series of Bonds has been duly and validly authorized, executed and delivered by the Issuer, an Indenture Trustee and any other party thereto, and the Bonds of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Bonds will be legally and validly issued, fully paid and nonassessable obligations of the Issuer, enforceable against the Issuer in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforceability is considered in a proceeding in equity or at law), and the holders of such Bonds will be entitled to the benefits of such Indenture.

               5. The description of federal income tax consequences appearing under the heading "Federal Income Tax Considerations" in the Prospectus accurately describes the material federal income tax consequences to holders of Offered Certificates or Offered Bonds, as applicable, under existing law and subject to the qualifications and assumptions stated therein.

          We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the headings "Legal Matters" and "Federal Income Tax Considerations" in the Prospectus, which is a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.


                                   Very truly yours,

                                   /s/ Cadwalader, Wickersham & Taft






















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